Exhibit 99.1

SCHMITT INDUSTRIES DISCLOSES NOTICE FROM NASDAQ, RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS AS OF AND FOR EACH OF THE FIRST THREE QUARTERLY PERIODS OF FISCAL 2022 AND THE TERMINATION OF TERM SHEET

PORTLAND, OR, September 20, 2022 - On September 14, 2022, Schmitt Industries, Inc. (NASDAQ: SMIT) (the “Company” or “Schmitt”) received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it did not file its Annual Report on Form 10-K for the fiscal year ended May 31, 2022 (the “Form 10-K”) by September 13, 2022, as required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5250(c)(1). Under Nasdaq rules, the Company has 60 calendar days, or until November 13, 2022, to submit to Nasdaq a plan to regain compliance with Nasdaq rules. If Nasdaq accepts the plan, the Company will have until February 27, 2023 to regain compliance. The Company is working to finalize the Form 10-K and intends to file the Form 10-K in October to regain compliance.

Schmitt’s common stock will continue to be listed and traded on the Nasdaq Capital Market during the 60-day grace period, subject to its compliance with the other continued listing requirements of the Nasdaq Capital Market.

Schmitt has determined that its financial statements as of and for the quarterly periods ended from August 31, 2021 through February 28, 2022 (collectively, the “Non-Reliance Periods”) included in the associated Form 10-Qs for the periods ended August 31, 2021, November 30, 2021 and February 28, 2022, including the comparative periods, filed with the Securities Exchange Commission (the “SEC”), (1) should no longer be relied upon due to certain errors in the ineffective application of cut-off procedures resulting primarily in the exclusion of certain general and administrative expenses from the statement of operations in the Company’s financial statements during the fiscal year ended May 31, 2022 and (2) will require restatement. The Company’s preliminary estimate is that the cumulative effect of these errors is a misstatement of $330,203 in under-recognized expenses over the first three quarters of its fiscal year; however such amount is subject to revision as the Company finalizes its analysis. For further information please refer to Schmitt’s Current Report on Form 8-K filed with SEC on September 20, 2022.

On September 17, 2022, the Company received notice of termination of the previously announced non-binding term sheet (the “Term Sheet”) with Proton Green, LLC (“Proton Green”) regarding the reverse merger with Proton Green and spin-off of Schmitt’s Ample Hills business. As a result of the termination the transactions contemplated by the Term Sheet, as described in the Company’s press release dated July 20, 2022, will not proceed.

About Schmitt Industries

Schmitt Industries, Inc., founded in 1987, designs, manufactures and sells high precision test and measurement products, solutions and services through its Acuity® and Xact® product lines. Acuity provides laser and white light sensor distance measurement and dimensional sizing products, and our Xact line provides ultrasonic-based remote tank monitoring products and related monitoring revenues for markets in the Internet of Things environment. The Company also owns and operates Ample Hills Creamery, a beloved ice cream manufacturer and retailer based in Brooklyn, NY.

Safe Harbor Statement

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. A complete discussion of the risks and uncertainties that may affect Schmitt's business, including the business of its subsidiary, is included in "Risk Factors" in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

For more information contact:	Michael R. Zapata, President and CEO Phillip Bosco, CFO and Treasurer (503) 227-7908